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                                                                    EXHIBIT 99.1

EDITORIAL CONTACT:                                  INVESTOR RELATIONS CONTACT:
Lisa Briggs                                         Thomas Schiller
Conexant Systems, Inc.                              Conexant Systems, Inc.
(949) 483-1148                                      (949) 483-4707


             CONEXANT ANNOUNCES FINAL STEP IN ITS PURE-PLAY BUSINESS
                               CREATION STRATEGY

               Strategy Implementation Will Create Four Focused Businesses Serving the Wireless Communications, Broadband Access, Internet Infrastructure and

                            Specialty Foundry Markets

        NEWPORT BEACH, CALIF., FEB. 25, 2002 -- Conexant Systems, Inc. (Nasdaq:
CNXT), a worldwide leader in semiconductor systems solutions for communications applications, today announced the final step in its strategy of creating a family of distinct and independent pure-play semiconductor businesses. The implementation of this strategy, targeted to be completed by the end of this calendar year, will result in the creation of three focused semiconductor product companies serving the mobile communications, broadband access and Internet infrastructure markets, as well as a new company that will address the emerging specialty wafer foundry market.

        A FOCUSED BUSINESS CREATION STRATEGY

        "Conexant began life as a publicly traded company three years ago," said Dwight W. Decker, Conexant chairman and chief executive officer. "At that time, we were a broad-based supplier of semiconductor solutions for all important communications applications. As an independent public company, we recognized the value of focus, and we organized our efforts and investments around successful execution in three distinct growth markets -- mobile communications, broadband access and Internet infrastructure. In parallel, we invested in the development of world-class


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specialty wafer manufacturing in support of these market initiatives. In
September 2000, we took the first step to structure our business around this market-focused strategy by announcing our plan to separate our Internet infrastructure business, which we have named Mindspeed Technologies(TM).

        "Two months ago, we launched the next step in this strategy by announcing the separation of our mobile communications and broadband access businesses," Decker continued. "The spin to shareholders of our wireless communications business and its subsequent merger with Alpha Industries, Inc. is expected to be complete by the end of this year's second calendar quarter.

        "Today, with the announcement of a new specialty wafer foundry company, we are launching the final step in this focused business creation strategy.

        "Successful completion of all of these steps will result in the establishment of three independent, publicly traded communications semiconductor product companies, and a world-class specialty wafer foundry company that we expect will become publicly traded once it builds an independent track record of success. We are convinced that this strategic business creation approach will provide Conexant shareowners, employees and customers with the greatest value over time."

SPECIALTY FOUNDRY TRANSACTION OVERVIEW

        In a separate release today, Conexant announced the execution of a definitive agreement with The Carlyle Group that provides for the formation of a specialty wafer foundry company. Conexant will own 45 percent of the equity in this new company, and The Carlyle Group will own 55 percent. Conexant will account for its investment in the new company using the equity method of accounting. Under the terms of the agreement, Carlyle will pay Conexant $20 million in cash and contribute $30 million to the new company, and Conexant will contribute its specialty process technologies and the manufacturing equipment in its Newport Beach wafer manufacturing facility.


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        It is expected that the new company will begin independent operations by the end of March. The new foundry will provide each of Conexant's three product businesses with a committed supply of specialty wafers under multi-year purchase agreements. Under the terms of these wafer supply contracts, product-cost benefits associated with increased manufacturing utilization will pass to Conexant's product businesses as they continue their recovery.

        As part of its second fiscal quarter results, Conexant expects to record a small gain on this transaction. In addition, Conexant will strengthen its balance sheet upon receipt of the $20 million cash payment from Carlyle when the transaction closes. The company also expects to realize a modest cash-flow improvement through elimination of the current requirement for ongoing wafer fabrication capital investments. Further, the establishment of the specialty foundry will eliminate Conexant R&D spending on advanced specialty process development that currently totals approximately $15 million annually.

ABOUT CONEXANT

        Conexant Systems, Inc. is a worldwide leader in semiconductor system solutions for communications applications. Conexant leverages its expertise in mixed-signal processing to deliver integrated systems and semiconductor products through three separate businesses that address the wireless communications, broadband access and Internet infrastructure markets.

        Conexant's wireless communications business is focused on providing power amplifiers, radio-frequency subsystems and complete systems solutions. The broadband access business develops and delivers integrated solutions that enable digital entertainment and information networks for the home and small office. Mindspeed Technologies, the company's Internet infrastructure business, designs, develops and sells a complete portfolio of semiconductor networking solutions that facilitate the aggregation, transmission and switching of data, video and voice from the edge of the Internet to linked metropolitan area networks and long-haul networks.

        Conexant, headquartered in Newport Beach, Calif., delivered revenues of $1.1 billion for fiscal 2001, and has approximately 6,900 employees worldwide. The company is a member of the S&P 500 and Nasdaq-100 indices. To learn more, visit us at www.conexant.com or www.mindspeed.com.

SAFE HARBOR STATEMENT

        This press release contains statements relating to future results of Conexant (including certain projections and business trends) that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: global economic and market conditions, such as the cyclical nature of the semiconductor industry and the markets addressed by the company's and its customers' products; demand for and market acceptance of new and existing products; successful development of new products; the timing of new product introductions; the availability and extent of utilization of manufacturing capacity; pricing pressures and other competitive factors; changes in product mix; fluctuations in manufacturing yields; product obsolescence; the ability to develop and implement new


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technologies and to obtain protection for the related intellectual property; the successful planned disposition of certain assets; the successful separation of the company's broadband access and Internet infrastructure businesses; the successful merger of the company's wireless communications business with Alpha Industries, Inc.; the ability to attract and retain qualified personnel; labor relations of the company, its customers and suppliers; and the uncertainties of litigation, as well as other risks and uncertainties, including but not limited to the security and safety risks of our employees and of company facilities and those risks and uncertainties detailed from time to time in the company's Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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Conexant and Mindspeed are trademarks of Conexant Systems, Inc. Other brands and names contained in this release are the property of their respective owners.